SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.   20549

                                       FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


                                    March 1, 1998
                   Date of Report (Date of earliest event reported)


                              CALIFORNIA MICROWAVE, INC.
                (Exact name of registrant as specified in its charter)


              Delaware              0-7428              94-1668412
              (State or other       (Commission        (IRS Employer
              jurisdiction of       File Number)     Identification No.)
              incorporation)

                 1143 Borregas Avenue, Sunnyvale, California   94089
                 (Address of principal executive offices) (Zip Code)

          (Registrant's telephone number, including are code):408/732-4000



















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          Item 5.  Other Events.

                  California Microwave, Inc. entered into an agreement, dated as of March 1, 1988, with Tadiran Ltd. to sell its Microwave Networks division for $35 million in cash. On February 12, 1998, California Microwave announced that it had completed the sale of its STS division for $27 million in cash. At June 30, 1997, the Company provided $8.4 million, after tax, for loss on disposal of these to-be-discontinued businesses. Based upon the current expected proceeds from the divestiture of these businesses, and upon the losses incurred and to be incurred by the businesses prior to divestiture, the Company estimates that an additional provision in the range of $12 to $12.5 million, after tax, or $.73 to $.76 per share, will be provided for loss on disposal of discontinued businesses in the quarter ending March 31, 1998. Final accounting for these divestitures is subject to completion of the divestiture process. The closing of the transaction is subject to certain conditions, including the obtaining of any required regulatory approvals.


                                      SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALIFORNIA MICROWAVE, INC.
                                     (Registrant)


                                  By: /s/ George L. Spillane
                                     _________________________________
                                     Name:    George L. Spillane
                                     Title:   Vice President and
                                                Secretary

          Dated:  March 3, 1998














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